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Exhibit 24.1

POWER OF ATTORNEY

        Know all men by these presents, that each person whose signatures appears below constitutes and appoints Curtis L. Hage his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement or Registration Statements on Form S-8 pursuant to the Securities Act of 1933, as amended, concerning certain shares of common stock, par value $.01, of HF Financial Corp., a Delaware corporation (the "Company") and any and all amendments (including post-effective amendments) to such Registration Statement(s) and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same document.

        IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the dates set forth below.

Signature	Title	Date
/s/ CURTIS L. HAGE Curtis L. Hage	Chairman, President and Chief Executive Officer (Principle Executive Officer)	January 22, 2003
/s/ DARREL L. POSEGATE Darrel L. Posegate	Senior Vice President and Chief Financial Officer (Principle Financial and Accounting Officer)	January 22, 2003
/s/ ROBERT L. HANSON Robert L. Hanson	Director	January 22, 2003
/s/ JOELLEN G. KOERNER JoEllen G. Koerner	Director	January 22, 2003
/s/ JEFFREY G. PARKER Jeffrey G. Parker	Director	January 22, 2003
/s/ WILLIAM G. PEDERSON William G. Pederson	Director	January 22, 2003
/s/ STEVEN R. SERSHEN Steven R. Sershen	Director	January 22, 2003
/s/ THOMAS L. VAN WYHE Thomas L. Van Wyhe	Director	January 22, 2003

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POWER OF ATTORNEY